PolyMedix OTC:BB PYMX

This presentation contains forward-looking statements which provide PolyMedix's current expectations of future events. These statements often include words such as "may," "believe," "expect," "anticipate," "intend," "plan," "estimate", "objectives", or similar expressions. These statements are based on assumptions that we have made in light of our industry experience as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. These may include anticipated scientific progress on research programs, development of potential pharmaceutical products, interpretation of research results, prospects for regulatory approval, market prospects for products, financial projections, and other statements regarding matters that are not historical facts. PolyMedix's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in its annual report on Form 10- KSB originally filed with the U.S. Securities and Exchange Commission on March 19, 2007. and registration statement on Form SB-2, as amended originally filed on May 9 2007, Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, PolyMedix does not intend (and it is not obligated) to update publicly any forward- looking statements. Developing drugs is risky, expensive, and time-consuming. All timelines and projections are based on data currently available. Advancement to each next step of development is contingent on positive data from previous work supporting such progress. Additional required experiments and studies can add significant time and cost. Substantial delays and additional costs typically occur in drug development, and should be expected. You should consider these risks carefully before making any investment. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.
About the Offering
The Common Stock Units are being offered pursuant to a registration statement on Form SB-2 under the Securities Act. We have filed a registration statement (including a preliminary prospectus ) with the SEC for the offering. The Registration Statement, including all exhibits, may be inspected without charge at the SEC’s Public Reference Room at the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov.
Printed copies of the final prospectus relating to the offering may also be obtained from Needham & Company, LLC., Attn: Kristin Knies, 445 Park Avenue, New York, New York 10022, via fax at 212-705-0416 or via e-mail at kknies@needhamco.com or from WBB Securities, LLC, Attn: Henry Bassman, 125 Elm Street, Suite 6, Westfield, NJ 07090, via fax at (908) 518-9650 or via email at hbassman@wbbsec.com.
This presentation shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Offering Target Raise: $25 - $35 million Securities Offered: Common stock units Needham & Co. as lead placement agent WBB Securities as co-placement agent Use of proceeds: development of current and future product candidates, and working capital needs Anticipated pricing: week of June 25, 2007

PolyMedix Value Proposition Large market potentials - novel antibiotics, acute cardiovascular Two novel INDs planned for year-end 2007 Rapid clinical trials, straightforward endpoints, early proof of principle Sustainable business model - diversified pipeline, additional non-drug opportunities World renowned scientific founders Experienced management team

Focus Core Technology: Computational design of small molecules as non-peptide protein mimetics - biomimetics Membrane proteins, protein:protein interactions Commercial Focus: Serious, life threatening acute disorders, major market opportunities Antibiotic drugs - small molecule mimics of host defense proteins Acute cardiovascular - heparin antagonist INDs planned for both programs in 2007 PolyMedix

Business Model Acute clinical indications Rapid clinical trials Possibility of fast-track development Objective, quantifiable endpoints Animal models often predictive human efficacy Act on foreign substance, not internal target Early clinical proof of principle Phase I data very informative PolyMedix

Background Founded August 2002 University of Pennsylvania $31 million raised to date $27.4 mm total equity raised to date $21.1 mm PIPE Feb 2006 Reverse merger public offering OTC BB: PYMX $3.5 mm NIH grants 4/4 SBIR's approved $3 mm Advanced Technology SBIR Feb 2006

Renowned Scientific Advisors University of Pennsylvania William DeGrado, Ph.D. Prof. of Biochemistry and Biophysics, School of Medicine. Member National Academy of Sciences. Past President of the Protein Society. >200 publications and >20 issued U.S. patents. Michael Klein, Ph.D. Director, Laboratory for Research on the Structure of Matter. Member American Academy of Arts & Sciences, Royal Society > 500 publications and books. Gregory Tew, Ph.D. Asst. Prof., Dept. of Polymer Science & Engineering, Univ. of MA Recipient of Presidential PECASE Award.

Experienced Management President & C.E.O., Founder: Nicholas Landekic >20 years pharmaceutical and biotechnology industry experience Locus; Guilford; Cephalon; Bristol-Myers Squibb; Johnson & Johnson; previously CEO, business development, marketing, finance Raised >$350 mm in equity capital, >$650 mm in licensing deals, created >$3 Billion in shareholder value Vice President Research: Richard Scott, Ph.D. >20 years pharmaceutical and biotechnology industry experience Cephalon, DuPont; >45 publications, 6 patents Vice President Clinical Development: Eric McAllister, M.D., Ph.D. >30 years pharmaceutical industry experience in clinical drug development CombinatoRx, Sicor, TAP, Cholestech, Bristol-Myers Squibb, Searle, Syntex; developed Lupron, Pravachol, Capoten, Avandia, Cardene, Actos, Atacand. Vice President Finance & C.F.O.: Ed Smith, CPA Executive Director Finance at Inkine Pharmaceuticals Public accounting experience at Deloitte & Touche Vice President Business Development: Dawn Eringis >15 years business development, marketing, chemical engineering experience Locus; Guilford; Johnson & Johnson•Merck; Procter & Gamble; Pfizer PolyMedix

Oligomers Penicillin Small Molecules Creating Protein Mimetics: Downsizing by Design Natural Proteins Polymers Drugs Biomaterials PolyMedix Computational engine: De novo drug design Coarse grain modeling Proprietary force fields Proprietary GPCR targets

Diversified Pipeline = Sustainable business Synthesis In vitro Animal Drug testing testing development Planned IND PMX-30016, PMX-10129, PMX-30063 broad spectrum antibiotic - Systemic i.v. - Ophthalmic PMX-60054 Heparin+LMWH antagonist PMX-20005 Angiogenesis inhibitor PMX-10098 anti-fungal; anti-viral PMX-50003, PMX-70004 antimicrobial polymer biomaterials GPCR crystallization PolyMedix 4Q 2007 2/2 receptors crystallized, 3rd underway 4Q 2007

Commercialization Keep i.v. products to sell in North America + Partner oral and non-drug programs Proprietary Programs Partnered Programs - Acute care - Chronic care - Hospital markets - i.v. international - i.v. formulations in U.S. - Oral worldwide - PolyMedix hospital - Polymer biomaterials sales force PolyMedix

Antibiotic Program Novel antibiotic drugs and bactericidal materials for which bacterial resistance is unlikely to develop Small molecule mimetics of host-defense proteins Broad-spectrum - Gram-positive, Gram-negative, anti-fungal, antiviral Active against drug resistant strains Rapid acting - cidal in seconds to minutes Resistance demonstrated unlikely to develop Lead candidates identified, IND planned 4Q 2007

Bacterial infections are the fourth leading cause of death in the U.S. Over 2 million cases per year Over 90,000 deaths per year One death every 6 minutes World antibiotic markets > $25 Billion The problem: growing drug resistance PolyMedix Large Market Opportunity

Learning from Nature's Defenses Against Bacteria Molds Tetracycline Plants Insects Animals People Host Defense Proteins Biochemical targets Biophysical agents - disrupt cell membrane directly Must Cross Membrane To Find Target The Membrane IS the Target

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Selective for Bacteria Compound MIC (µg/mL) Cytotoxicity Selectivity Staph aureus 3T3 HepG 3T3 HepG2 PMX-10129 0.05 >2000 >2000 >40,000 >40,000 PMX-30016 0.05 147 341 2,940 7,020 Host defense 2 - 5 --- 2 - 50 --- ---- 1 - 20 ----- proteins Concentration to kill bacteria (lower = better) Toxic levels (higher = better) Selectivity ratio (higher = better) 1/10 the size of proteins 100x more potent 1000x more selective Completely synthetic

Rapid Action PolyMedix

Antibiotic Lead Compounds
Activity against MDR- human clinical isolates

PolyMedix

MIC (µg/ml)	PMX-30016	PMX-10129	Vancomycin
Gram positive			
Enterococcus faecalis	2	2	1
VR-Enterococcus faecalis	1	1	>128
MR-Staphylococcus aureus	0.5	1	1
Staphylococcus epidermidis	0.5	0.5	2
Staphylococcus saprophyticus	0.5	0.5	1
Streptococcus pyogenes	1	1	0.5
Gram negative			
Escherichia coli	2	4	>128
Pseudomonas aeruginosa	8	16	>128
Klebsiella pneumoniae	2	16	>128
Enterobacter cloacae	2	8	>128
Citrobacter koseri	2	8	>128
Anaerobes			
Clostridium difficile	2	4	——
P. acnes	0.25	0.5	——

No Experimental Bacterial Resistance with PolyMedix Compounds - Staph aureus vs. Ciprofloxacin, Norfloxacin PolyMedix Resistance readily seen with Cipro, conventional antibiotics No resistance seen with PolyMedix drugs

Antibiotic Drug: Animal Testing

PolyMedix

- **PMX-30016, PMX-10129, PMX-30063**
- **Toxicology**
  - Compounds well tolerated acutely 45 mg/kg
    - 300-400 x MIC
  - >1,000x selectivity vs. erythrocytes, platelets, 3T3, HepG2, microsomes
- **Pharmacokinetics**
  - T½ ~1-3 hrs with i.v. bolus injection
- **Metabolism**
  - Not metabolized by human hepatocytes
- **Efficacy**
  - Thigh burden – quantitative assessment
  - Sepsis – systemic infection

Activity of PMX30016 and PMX10129 in the MTB model Maximum efficacy (~99.999%) achieved at total doses of: 2 mg/kg for PMX30016 (4.81 log10) 4 mg/kg for PMX10129 (4.71 log10)

PMX-30006 Animal Efficacy Mouse Sepsis Model: Staph aureus Infection In this model 2 i.v. doses of PMX-30006 cures systemic sepsis

Safety Studies Mimics same mechanism found in all humans Act on foreign invader, not internal target PolyMedix compounds more selective than host defense proteins Animal data suggests workable therapeutic index Effective at doses lower than toxic doses

Antibiotic Opportunities Systemic i.v.- PMX-10129, PMX-30063 Large market potential Respiratory, skin and soft tissue structure infections MRSA, other drug-resistant strains Ophthalmic topical - PMX-30016 May be faster, less expensive development Broad antimicrobial activity desirable for conjunctivitis, keratitis Biomaterials - PMX-50003, PMX-70004 Polymers - non-drug applications

Biomaterials Applications Many Licensing Opportunities Biomedical Applications • I.V. tubes • Catheters • Bandages • Implantable joints, devices • Surgical gloves, masks • Antiseptic lotions, wipes Industrial Applications • Military uniforms & equipment • Paper • Paints • Marine antifouling coatings • Food preparation surfaces • Hospital surfaces Consumer Products • Cosmetics • Toilet seats • Bedding • Towels • Toys • Carpeting

Active Incorporated into Commercial Polymer Blends Complete inhibition of growth is seen 1% polymer in PVC Control Polymer treated Medical grade polyvinylchloride catheter tubing PolyMedix

PMX-60054 Heparin Antagonist Market Need: The Protamine Problem Heparin widely used i.v. anticoagulant Blood thinning agent to prevent clots Routinely used in cardiothoracic procedures Prevent dangerous clots during surgery Must be turned off after procedure Protamine used to reverse action of heparin Protamine usage 9 million units/year worldwide Protamine has significant limitations - Difficult to titrate dose - can worsen bleeding Overdoses can be fatal Allergic, immunogenic reactions possible Does not work on LMWH's

Mechanism of Action Mechanism of Action PolyMedix Heparin LMWH

PMX-60054 Synthetic Non-Peptide Antithrombin Agent PMX-60054 Heparin Antagonist Heparin Pentasaccharide

Heparin Antagonist
The PolyMedix Solution: PMX-60054

PolyMedix

Anticoagulant reversing agent – active against both heparin and LMWH

- Initial indication: ***replace protamine***
  - ***No "disease" endpoint – only clotting time***
  - ***Single dose***
  - Goal: safer, easier to use
- Expand market with LMWH usage
  - Cardiothoracic use
  - Thrombosis, DVT, MI market opportunities

PMX-60054 - Normalizes Clotting Time in Animal Model after Heparin Administration PolyMedix min)

Blood clotting time in whole human blood (Celite ACT) PolyMedix PMX-60054 normalizes clotting time with either heparin or Lovenox in human blood

Heparin Antagonist
The PolyMedix Solution: PMX-60054

PolyMedix

Goal: Address problems of protamine

- **No worsening of bleeding**
  - *Easier to dose, no paradoxical anticoagulant effect*
- **No allergic reactions**
  - *Small molecule no; protamine protein possible*
- **No immunogenicity**
  - *Protamine potential risk;*
    PolyMedix capture repeat procedures
- **Useful for reversing LMWH's**
  - *Protamine no; PolyMedix possible*

Single dose = fast clinical development

Objectives 2007 2008 2009 - File antibiotic IND - Ph I antibiotic results - Ph II antibiotic results - File anticoagulant - Ph I anticoagulant - Ph II anticoagulant results antagonist IND antagonist results - Start Ph III antibiotic - Start Ph II antibiotic - Start Ph III anticoagulant - Start Ph II antagonist anticoagulant antagonist

Financial Summary (in 000's)

PolyMedix Value Proposition Large market potentials - novel antibiotics, acute cardiovascular Two novel INDs planned by year-end 2007 Rapid clinical trials, straightforward endpoints, early proof of principle Sustainable business model - diversified pipeline, additional non-drug opportunities World renowned scientific founders Experienced management team

PolyMedix OTC:BB PYMX